Exhibit 10.29


October 28, 1998


Anne Jordon
General Counsel
SEGA of America
255 Shoreline Drive, 2nd Floor
Redwood City,  CA 94065

Re:     Licensing Agent Agreement - Resignation of Cynthia Wilkes

Dear Anne:


We have received verbal notice from Cynthia Wilkes yesterday that she will be leaving Sega of America, effective November 14, 1998.

Pursuant to Clause 13 of the Licensing Agent Agreement dated July 25, 1997 executed by our two companies: "If Cynthia Wilkes ("Wilkes") shall leave the employ of Sega during the Term, American may terminate this Agreement by giving written notice to Sega within thirty (30) days after American receives notice from Sega that Wilkes will be leaving the employ of Sega."

We hereby are giving notice to Sega, that due to Cynthia Wilkes' departure from Sega, that we elect to terminate, effective immediately, the above mentioned Licensing Agent Agreement in its entirety.

If you have any questions, please feel free to call me at 408-288-8199, ext-8888.


Regards,

/s/ Anthony K. Chan
    Anthony K. Chan

Chief Executive Officer
American Champion Media, Inc.
a subsidiary of
American Champion Entertainment, Inc.


cc:  Cynthia Wilkes